                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                 DATE OF REPORT
                                AUGUST 25, 1999

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-21054

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                    76-0511324
(State or other jurisdiction of                             (IRS Employer
Incorporation or organization)                              Identification No.)

1800 BERING, SUITE 1000                                     HOUSTON, TEXAS 77057
(Address of principal executive offices)                    (Zip Code)

       REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-1700

ITEM 5.   OTHER ITEMS

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

During 1999, the Company acquired Anti-Pollution Associates, Inc. and D&D Pumping, Inc., Vital Cycle, Inc. and Amsco, Inc. ("1999 Acquisitions") using the purchase method of accounting and completed a business combination with National Resource Recovery, Inc. accounted for as a pooling-of-interests.

The following unaudited pro forma combined statements of operations include the unaudited consolidated statements of operations as of June 30, 1999, of the Company combined with the historical financial data of the 1999 acquisitions as if they had occurred on January 1, 1999.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. Management does not expect any material changes. The pro forma combined statements of operations do not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's results of operations for any future period. Since the Company and the companies acquired were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined statements of operations should be read in conjunction with the other financial statements and notes thereto previously filed on Form 8-K/A dated July 7, 1999.

                           SYNAGRO TECHNOLOGIES, INC.

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                  (Unaudited)


                                                                                1999             Pro Forma           Pro Forma
                                                              Company       Acquisitions        Adjustments           Combined
                                                           ------------     ------------        ------------        ------------

Revenues                                                   $ 23,978,231     $  4,211,343        $         --        $ 28,189,574

Cost of services                                             18,514,021        2,812,085                  --          21,326,106
                                                           ------------     ------------        ------------        ------------

                       Gross profit                           5,464,210        1,399,258                  --           6,863,468

Selling, general and administrative expenses                  3,220,452          521,826             (50,000)(a)       3,692,278
Amortization of goodwill                                        668,028               --             154,512 (b)         822,540

                                                           ------------     ------------        ------------        ------------

                       Income (loss) from operations          1,575,730          877,432            (104,512)          2,348,650

Other (income) expense:
   Other income, net                                            (51,032)         (50,889)                 --            (101,921)
   Interest                                                   1,315,985           32,233             311,674 (c)       1,659,892
                                                           ------------     ------------        ------------        ------------

Net income (loss) before benefit for income taxes               310,777          896,088            (416,186)            790,679

Provision for income taxes                                           --               --                  --                  --
                                                           ------------     ------------        ------------        ------------

Net income (loss)                                          $    310,777     $    896,088        $   (416,186)       $    790,679
                                                           ============     ============        ============        ============

Income per common and common share equivalent:
   Net income (loss), basic                                                                                         $        .05
                                                                                                                    ============

   Net income (loss), diluted                                                                                       $        .04
                                                                                                                    ============

Weighted average shares outstanding, basic                                                                            17,319,943(d)

Weighted average shares outstanding, diluted                                                                          18,097,616(e)

              The accompanying notes are an integral part of these
                    pro forma combined financial statements.

1.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

The unaudited pro forma combined statement of operations adjustments consist of the following:

(a) To adjust expenses related to prior owners based on employment agreements entered into in connection with acquisitions and salary costs attributable to staff reductions.

(b) To reflect the amortization of goodwill to be recorded in connection with the acquisitions over a 40-year estimated life.

(c) To record additional interest expense on the debt incurred in connection with the acquisitions.

(d) Includes 15,308,759 outstanding shares- basic for the six months ended June 30, 1999, and an additional 2,011,184 shares- basic for the six months ended June 30, 1999, issued in connection with acquisitions as if each occurred at the beginning of the period.

(e) Includes 16,086,432 outstanding shares- diluted for the six months ended June 30, 1999, and an additional 2,011,184 shares- diluted for the six months ended June 30, 1999, issued in connection with acquisitions as if each occurred at the beginning of the period.

                                   SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its Behalf by the undersigned hereunto duly authorized.


Synagro Technologies, Inc.
Date:  August 25, 1999



                                            By:  /s/  THOMAS J. BINTZ
                                                -------------------------------
                                                      Thomas J. Bintz
                                                 Vice President, Controller